SECOND AMENDMENT TO

DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and among Parnassus Funds and Parnassus Funds II (collectively the “Client”) and Parnassus Funds Distributor, LLC (the “Distributor”) is entered into as of April 28, 2025 (the “Effective Date”).

RECITALS

WHEREAS, the Client and the Distributor (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PARNASSUS FUNDS	PARNASSUS FUNDS DISTRIBUTOR, LLC

/s/ John V. Skidmore II	/s/ Teresa Cowan
John V. Skidmore II, CCO/Secretary	Teresa Cowan, President

PARNASSUS FUNDS II

/s/ John V. Skidmore II
John V. Skidmore II, CCO/Secretary

EXHIBIT A

Fund Names

As of April 28, 2025

PARNASSUS FUNDS

•	Parnassus Growth Equity Fund - Investor Shares

•	Parnassus Growth Equity Fund - Institutional Shares

•	Parnassus Value Equity - Investor Shares

(name change effective January 1, 2023, f/k/a Parnassus Endeavor Fund)

•	Parnassus Value Equity - Institutional Shares

(name change effective January 1, 2023, f/k/a Parnassus Endeavor Fund)

•	Parnassus Mid Cap Growth Fund - Investor Shares

•	Parnassus Mid Cap Growth Fund - Institutional Shares

•	Parnassus Mid Cap Fund - Investor Shares

•	Parnassus Mid Cap Fund - Institutional Shares

•	Parnassus International Equity Fund – Investor Shares

•	Parnassus International Equity Fund – Institutional Shares

PARNASSUS FUNDS II

•	Parnassus Core Equity Fund - Investor Shares

•	Parnassus Core Equity Fund - Institutional Shares